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                          Consent of Independent Auditors





The Board of Trustees
Domini Institutional Social Equity Fund
Domini Social Index Portfolio:


We consent to the use of our reports for the Domini Institutional Social Equity Fund, dated September 15, 1998, and the Domini Social Index Portfolio, dated August 24, 1998, incorporated herein by reference, and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.

                                   /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
November 25, 1998